FORM 8-K

CURRENT REPORT FOR ISSUERS SUBJECT TO THE
1934 ACT REPORTING REQUIREMENTS

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):           May 3, 2007

MATERIAL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	33-23617 (Commission File Number)	95-4622822 (I.R.S. Employer Identification No.)

11661 San Vicente Boulevard, Suite 707 Los Angeles, California 90049 (Address of principal executive offices) (zip code)

(310) 208-5589 (Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Item 1.01   Entry into a Material Definitive Agreement

          Effective May 1, 2007, we entered into a Stock Exchange Agreement with Rocket City Automotive Group, Inc., a Florida corporation (“RCAU”), pursuant to which the Company exchanged 10,000,000 shares of its common stock for 4,000,000 shares of the common stock of RCAU.  All of the subject shares of each corporation are restricted securities and will bear the appropriate legends.  We believe that the exchange will provide to us data analysis capability, software configuration and invaluable IT services.

Item 2.01   Completion of Acquisition or Disposition of Assets

          Effective May 3, 2007, we completed the above described transaction acquiring 4,000,000 shares of the issued and outstanding common stock of RCAU.  There was and is no material relationship between the Company and RCAU or our officers, directors or shareholders prior to or pending with respect to this Agreement.

EXHIBITS

10.1     Stock Exchange Agreement between the Company and RCAU dated May 3, 2007, with an agreed upon effective date of May 1, 2007.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    May 3, 2007

                                                                                              Material Technologies, Inc.,
                                                                                              a Delaware corporation

                                                                                              By:_/s/ Robert M. Bernstein_______
                                                                                                     Robert M. Bernstein,
                                                                                                     Chief Executive Officer